UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   April 3, 2012

Expert Global Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-173514; 333-165975; 333-150885; 333-158745	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

NCO Group, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

On April 3, 2012, Expert Global Solutions, Inc. (f/k/a NCO Group, Inc.) (the “Company”) issued a press release announcing that it had successfully completed the business combination (the “Merger”) with APAC Customer Services, Inc.  APAC and NCO will both continue as leading brands in the global BPO market operating under the holding company Expert Global Solutions, Inc. Further, based on previous announcements by Moody’s Investors Service and Standard & Poor’s, the Company expects that its current corporate ratings will be upgraded two levels to new ratings of “B2” and “B”, respectively, as a result of the Merger, the New Debt Financing (as defined and described below) and the other transactions described in this Current Report.

The Company also announced that, in connection with the Merger, it entered into a new credit facility of approximately $1 billion, including a $120 million revolving credit facility (the “New Debt Financing”). The Company used a portion of the proceeds to pay off the existing borrowings under the Company’s current November 15, 2006 credit agreement, as amended. In addition, the Company used a portion of the proceeds from the New Debt Financing to purchase all of its $200 million aggregate principal amount of 11.875% Senior Subordinated Notes due 2014 (CUSIP No. 65338LAA7) (the “2014 Notes”) and its $165 million aggregate principal amount of Floating Rate Senior Notes due 2013 (CUSIP No. 65338LAB5) (the “2013 Notes” and together with the 2014 Notes, the “Existing Notes”) tendered pursuant to the Company’s previously announced two cash tender offers and consent solicitations (collectively, the “Offers”).  The Company also announced that it issued a notice of redemption for any Existing Notes that remained outstanding following the consummation of the Offers.

A copy of the press release is attached hereto as Exhibit 99.1.

Certain statements in this current report, including, without limitation, statements as to synergies resulting from the combination with APAC, and all other statements in this current report, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

No.	Description

99.1	Press Release dated April 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERT GLOBAL SOLUTIONS, INC. (F/K/A NCO GROUP, INC.)

Date: April 3, 2012	By:	/s/ Joshua Gindin
	Name:	Joshua Gindin
	Title:	Executive Vice President and General Counsel

Exhibits

No.	Description
99.1	Press Release dated April 3, 2012.